FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 6, 2008

CastlePoint Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-33374	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Victoria Hall, 11 Victoria Street, Hamilton, Bermuda	HM 11
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(441) 294-6409

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 6, 2008, the registrant announced its intention to terminate file a post-effective amendment to its resale registration statement on Form S-1 filed with the Commission (File No. 333-134628) to terminate the registration agreement. CastlePoint expects that such termination will be effective March 10, 2008.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed as part of this report:

            99.1         Press release issued by the Company dated March 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CastlePoint Holdings, Ltd.

Date:	March 6, 2008

/s/ Roger A. Brown
Roger A. Brown
Secretary